UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 28, 2011

GLEACHER & COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14140

(Commission File Number)

22-2655804

(IRS Employer Identification No.)

1290 Avenue of the Americas

New York, New York

(Address of Principal Executive Offices)

10104

(Zip Code)

(212) 273-7100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.             Results of Operations and Financial Condition.

On August 2, 2011, Gleacher & Company, Inc. (the “Company”) issued a press release announcing the Company’s financial results for the period ended June 30, 2011.  A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.

Item 5.02.             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 28, 2011, the Board of Directors of the Company appointed Mr. Bryan Edmiston, age 36, Controller of the Company, such appointment to be effective as of August 15, 2011.  Mr. Edmiston joined the Company’s broker-dealer subsidiary, Gleacher & Company Securities, Inc. in December 2009 as a Managing Director responsible for Accounting Policy and SEC Reporting.   In July 2010, he also assumed the role of Controller of this subsidiary.  Prior to joining the Company, Mr. Edmiston was a Senior Manager within the Banking & Capital Markets Assurance practice at PricewaterhouseCoopers LLP, where he worked from 1997 to 2009, servicing a number of clients in the financial services industry.  Mr. Edmiston graduated from Pace University, earning a Bachelor of Business Administration in Accounting.  He is a member of the American Institute of Certified Public Accountants and is a registered C.P.A. in the states of New York and New Jersey.

Mr. Edmiston does not have an employment contract with the Company. Mr. Edmiston is currently paid a salary of $200,000 per year and is eligible to receive discretionary cash bonuses and equity compensation awards pursuant to the Company’s equity incentive plans.

Item 9.01.            Financial Statements and Exhibits.

(d)           Exhibits.

99.1 — Press Release of Gleacher & Company, Inc. dated August 2, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLEACHER & COMPANY, INC.

	By:	/s/ Thomas J. Hughes
	Name:	Thomas J. Hughes
	Title:	Chief Executive Officer

Dated: August 2, 2011

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